Exhibit 24.0

POWER OF ATTORNEY

We, the undersigned directors and officers of NewMil Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Francis J. Waitr and B. Ian McMahon, and each of them, as our true and lawful attorney and agent, to sign for us in our names in the capacities indicated below the Form 10-K for the year ended December 31, 2003, and any and all amendments thereto; and we hereby approve, ratify and confirm all that said Francis J. Waitr and B. Ian McMahon, or each of them, shall do or cause to be done by virtue of the power and authority granted hereby.

Signatures	Title

/s/ FRANCIS J. WAITR Francis J. Waitr	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 20, 2004

/s/ B. IAN MCMAHON B. Ian McMahon	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2004

/s/ HERBERT E. BULLOCK Herbert E. Bullock	Director	February 20, 2004

/s/ JOSEPH CARLSON II Joseph Carlson II	Director	February 20, 2004

/s/ KEVIN L. DUMAS Kevin L. Dumas	Director	February 20, 2004

/s/ LAURIE G. GONTHIER Laurie G. Gonthier	Director	February 20, 2004

/s/ PAUL N. JABER Paul N. Jaber	Director	February 20, 2004

Signatures	Title

/s/ ROBERT J. MCCARTHY Robert J. McCarthy	Director	February 20, 2004

/s/ JOHN J. OTTO John J. Otto	Director	February 20, 2004

/s/ BETTY F. PACOCHA Betty F. Pacocha	Director	February 20, 2004

/s/ ANTHONY M. RIZZO Anthony M. Rizzo	Director	February 20, 2004

/s/ SUZANNE L. POWERS Suzanne L. Powers	Director	February 20, 2004

/s/ MARY C. WILLIAMS Mary C. Williams	Director	February 20, 2004